Exhibit 10.1
FIRST AMENDMENT TO CREDIT AGREEMENT AND WAIVER
     THIS FIRST AMENDMENT TO CREDIT AGREEMENT AND WAIVER (this “Amendment”) is entered into as of February 25, 2008, by and between LACROSSE FOOTWEAR, INC., a Wisconsin corporation (“Borrower”), and (“Borrower”), and WELLS FARGO BANK, NATIONAL ASSOCIATION (“Bank”).
RECITALS
     WHEREAS, Borrower is currently indebted to Bank pursuant to the terms and conditions of that certain Credit Agreement between Borrower and Bank dated as of September 8, 2006, as amended from time to time (“Credit Agreement”).
     WHEREAS, Bank and Borrower have agreed to certain changes in the terms and conditions set forth in the Credit Agreement and have agreed to amend the Credit Agreement to reflect said changes.
     NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
     1. On or about February 4, 2008, Borrower declared a special dividend of $1.00 per share payable on March 18, 2008 in an amount not exceeding $6,300,000, plus a dividend of $0.125 per share also payable on March 18, 2008 in an aggregate amount not exceeding $800,000, which aggregate amount exceeded the limit set forth in Section 5.2 of the Credit Agreement (prior to the effectiveness of Section 2 hereof). Bank hereby waives such breach of Section 5.2, as well as any Event of Default, or event or condition, which, with the passage of time or giving of notice or both, would constitute an Event of Default, occasioned by such breach. This waiver is specific to the breach described herein and does not imply or constitute a commitment on the part of Bank to waive any other breaches of the same or any other provisions of the Loan Documents.
     2. Section 5.2 is hereby amended to read as follows:
     “SECTION 5.2. DIVIDENDS, DISTRIBUTIONS. Declare or pay any dividend or distribution either in cash, stock or any other property on Borrower’s stock now or hereafter outstanding, nor redeem, retire, repurchase or otherwise acquire any shares of any class of Borrower’s stock now or hereafter outstanding in any fiscal year excess of the Permitted Amount for such fiscal year. The term “Permitted Amount” means:
(a) for fiscal year ending 2007, an aggregate of $2,500,000 in dividends which may be declared and which may be paid in fiscal years ending 2007 and/or 2008;
(b) for fiscal year ending 2008, in addition to the dividends payable in 2008 as set forth in paragraph (a), the aggregate amounts of $3,500,000 plus a special dividend not exceeding $6,300,000, which may be declared and paid in fiscal year ending 2008; and
(c) for each subsequent fiscal year, an aggregate of $3,500,000 which may be declared in such fiscal year and which may be paid in such or the immediately subsequent fiscal year.”

     3. Except as specifically provided herein, all terms and conditions of the Credit Agreement remain in full force and effect, without waiver or modification. All terms defined in the Credit Agreement shall have the same meaning when used in this Amendment. This Amendment and the Credit Agreement shall be read together, as one document.
     4. Borrower hereby remakes all representations and warranties contained in the Credit Agreement and reaffirms all covenants set forth therein. Borrower further certifies that, except as set forth in Section 1 hereof, as of the date of this Amendment there exists no Event of Default as defined in the Credit Agreement, nor any condition, act or event which with the giving of notice or the passage of time or both would constitute any such Event of Default.
UNDER OREGON LAW, MOST AGREEMENTS, PROMISES AND COMMITMENTS MADE BY BANK AFTER OCTOBER 3, 1989 CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY THE BORROWER’S RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION AND BE SIGNED BY BANK TO BE ENFORCEABLE.
     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first written above.

WELLS FARGO BANK,
LACROSSE FOOTWEAR, INC.		NATIONAL ASSOCIATION

By:	/s/ Joseph P. Schneider Joseph P. Schneider	By:	/s/ James R. Bednark James R. Bednark
	President/Chief Executive Officer		Relationship Manager

By:	/s/ David P. Carlson

David P. Carlson Executive Vice President/Chief Financial Officer
The foregoing is acknowledged and agreed to without prejudice to its obligations and grants of security under the Third Party Security Agreement granted by the undersigned in favor of Wells Fargo Bank, National Association, dated as of April 15, 2004, as amended, are hereby reaffirmed in all respects.
DANNER, INC.

By:	/s/ Joseph P. Schneider Joseph P. Schneider
Its:	President/Chief Executive Officer